U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                  Form 8-K/A2

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                         August 31, 2003 (June 17, 2003)
                         -------------------------------


          Wyoming                      000-10229                 81-0384984
        -----------                    ---------                 ----------
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
      of incorporation)                                      Identification No.)


                              NORTHWEST GOLD, INC.
                              --------------------
          (Exact name of small business issuer as specified in charter)


      590 West Central Avenue
              Suite E
              Brea, CA                                                  92821
---------------------------------------                                 -----
(Address of principal executive offices)                              (Zip Code)


                             Glen L. Larsen Building
                               877 North 8th West
                               Riverton, WY 82501
                               ------------------
                                (Former address)

                                  714-671-1854
                                  ------------
                           (Issuer's telephone number)

ITEM  7.  Financial Statements and Exhibits.

     (a) and (b) The audited financial statements for PoGo! Products, Inc., acquired by us pursuant to a share exchange agreement on or about June 17, 2003, are attached hereto. We have not included pro forma financial information because we have determined that such information is not material.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         NORTHWEST GOLD, INC.
                                         (Registrant)

                                         Dated: August 31, 2003


                                         By: s/ Jim LaVoie
                                            ------------------------------------
                                            Jim LaVoie, President

                              POGO! PRODUCTS, INC.

                              FINANCIAL STATEMENTS

                  YEAR ENDED DECEMBER 31, 2002 AND PERIOD FROM
                 AUGUST 6, 2001 (INCEPTION) TO DECEMBER 31, 2001

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

REPORT                                                                      1

FINANCIAL STATEMENTS

     Balance Sheet                                                          2

     Statements of Income                                                   3

     Statements of Changes in Stockholders' Deficit                         4

     Statements of Cash Flows                                               5


NOTES TO FINANCIAL STATEMENTS                                             6 - 14

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Pogo! Products, Inc.
Brea, CA

We have audited the accompanying balance sheet of Pogo! Products, Inc. as of December 31, 2002 and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2002 and for the period from August 6, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pogo! Products, Inc. as of December 31, 2002 and the results of their operations and their cash flows for the year ended December 31, 2002 and for the period from August 6, 2001 (inception) to December 31, 2001 in conformity withy accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Companies will continue as a going concern. As discussed in Note 1 to the financial statements, during the year ended December 31, 2002, the Company incurred a net loss of $525,161 and had an accumulated deficit of $691,703 at December 31, 2002. These factors, among others, as discussed in Note 1 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


s/Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 28, 2003

                              POGO! PRODUCTS, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2002



                                     ASSETS



Current assets
   Cash and cash equivalents                                        $   242,887
   Accounts receivable, net of allowance for doubtful
                 accounts of $24,152                                    659,553
   Accounts receivable, other                                            10,000
   Inventory                                                            806,415
                                                                    -----------

         Total current assets                                         1,718,855
                                                                    -----------

Property and equipment, net                                              10,408
Other assets                                                              2,795
                                                                    -----------

         Total assets                                               $ 1,732,058
                                                                    ===========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT


Current liabilities
   Accounts payable                                                 $ 1,500,991
   Accrued expenses                                                      32,004
   Reserve for customer returns and allowances                          320,058
                                                                    -----------

         Total current liabilities                                    1,853,053
                                                                    -----------

Commitments and contingencies

Stockholders' deficit
   Common stock, 10,000,000 shares authorized,
   3,430,000 shares issued and outstanding                              570,708
   Accumulated deficit                                                 (691,703)
                                                                    -----------

         Total stockholders' deficit                                   (120,995)
                                                                    -----------

         Total liabilities and stockholders' deficit                $ 1,732,058
                                                                    ===========


                See accompanying notes to financial statements.


                              POGO! PRODUCTS, INC.
                              STATEMENTS OF INCOME
       FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD FROM AUGUST 6,
                      2001 (INCEPTION) TO DECEMBER 31, 2001



                                                            2002           2001
                                                        -----------    -----------
Net sales                                               $ 1,366,631    $    27,281

Cost of sales                                             1,093,173         36,151
                                                        -----------    -----------
                                                                            94,303

Gross profit                                                273,458         (8,870)

Operating expenses                                          797,819        156,872
                                                        -----------    -----------

Loss before provision for income taxes                     (524,361)      (165,742)

Provision for income taxes                                      800            800
                                                        -----------    -----------

Net loss                                                $  (525,161)   $  (166,542)
                                                        ===========    ===========

Basic and diluted loss per share                        $     (0.07)   $     (0.02)
                                                        -----------    -----------

Basic and diluted weighted-average shares outstanding   $ 7,397,197    $ 7,246,377
                                                        ===========    ===========

                See accompanying notes to financial statements.

                              POGO! PRODUCTS, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
       FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD FROM AUGUST 6,
                      2001 (INCEPTION) TO DECEMBER 31, 2001



                                       Common     Common
                                        Stock     Stock    Accumulated
                                       Shares     Amount     Deficit      Total
                                      ---------  --------  -----------  ---------
Balance at inception (August 6, 2001)         -  $      -  $         -  $       -

Issuance of common stock to founder   3,000,000         -            -          -

Capital contribution                          -   234,166            -    234,166

Net loss                                      -         -     (166,542)  (166,542)
                                      ---------  --------  -----------  ---------

Balance, December 31, 2001            3,000,000  $234,166  $  (166,542) $  67,624
                                      =========  ========  ===========  =========

Issuance of common stock for cash       430,000    72,500            -     72,500

Capital contribution                          -   264,042            -    264,042

Net loss                                      -         -     (525,161)  (525,161)
                                      ---------  --------  -----------  ---------

Balance, December 31, 2002            3,430,000  $570,708  $  (691,703) $(120,995)
                                      =========  ========  ===========  =========


                See accompanying notes to financial statements.

                              POGO! PRODUCTS, INC.
                             STATEMENTS OF CASH FLOW
       FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD FROM AUGUST 6,
                      2001 (INCEPTION) TO DECEMBER 31, 2001



                                                                    2002           2001
                                                               -----------    -----------
Cash flows from operating activities
    Net loss                                                   $  (525,161)   $  (166,542)
    Adjustments to reconcile net income to net cash
      provided by operating activities:
       Depreciation and amortization                                 5,315          1,862
       Bad debt expense                                             24,152              -
       Services contributed to Company                             101,954        102,166
       (Increase) decrease in current operating assets:
         Accounts receivable                                      (658,843)       (24,862)
         Accounts receivable, other                                (10,000)        (2,795)
         Inventory                                                (787,178)       (19,238)
       Increase (decrease) in current operating liabilities:
         Accounts payable                                        1,498,989          1,202
         Accrued expense                                            26,452          6,353
         Reserved for customer returns and allowances              320,058              -
                                                               -----------    -----------

              Net cash provided by operating activities             (4,262)      (101,854)
                                                               -----------    -----------
Cash flows from investing activities
    Purchase of property and equipment                              (3,000)       (14,585)
                                                               -----------    -----------

              Net cash used in investing activities                 (3,000)       (14,585)
                                                               -----------    -----------
Cash flows from financing activities
    Contributed capital                                            162,088        132,000
    Issuance of common stock                                        72,500              -
                                                               -----------    -----------

              Net cash used in financing activities                234,588        132,000
                                                               -----------    -----------
Net increase (decrease) in cash                                    227,326         15,561

Cash, beginning of year                                             15,561              -
                                                               -----------    -----------
Cash, end of year                                              $   242,887    $    15,561
                                                               ===========    ===========

                             SUPPLEMENTAL DISCLOSURE

                                                                   2002           2001
                                                               -----------    -----------
Cash paid during the year for:

    Interest                                                   $         -    $         -
                                                               ===========    ===========
    Income taxes                                               $       800    $         -
                                                               ===========    ===========


                See accompanying notes to financial statements.

                              POGO! PRODUCTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002



NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

     Pogo! Products, Inc. (the "Company") is engaged in the business of development and marketing of products for the personal digital audio and digital video markets. It develops these products internally and with exclusive relationships with research and development companies located in the United States and abroad. Its products are manufactured in Far East Asia, primarily in Korea and China, and are marketed through multiple distribution channels, both foreign and domestic and through its own and partner Web sites. Pogo was incorporated on August 6, 2001 as a California "C" corporation and is based in Brea.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Going Concern
     -------------
     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern. During the year ended December 31, 2002 the Company incurred a net loss of $525,161 and had an accumulated deficit of $691,703 at December 31, 2002. These factors raise substantial doubt about the Company's ability to continue as a going concern.

     Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Successful transition of the Company to the attainment of profitable operations is dependent upon the Company achieving a level of sales adequate to support the Companies' cost structure and the raising of additional capital. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

     Basis of Presentation
     ---------------------
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period when they are determined to be necessary.

     Revenue Recognition
     -------------------
     Revenues are  recognized  upon (i)  shipment of the products to  customers,
     (ii) when collection of the outstanding receivable is probably, and (iii) the final price of the product is determined. Revenues are shown net of a reserve for returns and an allowance for price protection. The Company provides an allowance, based upon experience, for returned merchandise.

                              POGO! PRODUCTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     The allowance for price protection is an allowance for rapid changing technology or changing price points for the Company's customers. At a time agreed to by the Company's sales team and the customer, a quantity count is taken by the customer of inventory on hand. A price protection is then issued for the price decline. The allowance is periodically adjusted for actual experience.

     Cash and Cash Equivalents
     -------------------------
     For purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalent.

     Inventory
     ---------
     Inventory is stated at the lower of cost or market (estimated net realizable value). Cost is determined using the average cost method, which approximates the first-in, first-out method. Net realizable value is based on forecasts for sales of the Company's products in the ensuing years. The industry in which the Company operates is characterized by rapid technological advancement and change. Should demand for the Company's products prove to be significantly less than anticipated, the ultimate realizable value of the Company's inventory could be substantially less than the amount shown on the accompanying condensed balance sheet.

     Property and Equipment
     ----------------------
     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over estimated lives of three to seven years. Leasehold improvements are amortized over the shorter of the remaining life of the lease or the estimated useful life of the improvement.

     Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sales of property and equipment are reflected in the statements of operations.

     Impairment of Long Lived Assets
     -------------------------------
     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. To date, an impairment has not occurred.

                              POGO! PRODUCTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Fair Value of Financial Instruments
     -----------------------------------
     The Company's financial instruments include cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses. The book values of all other financial instruments are representative of their fair values.

     Co-op Advertising
     -----------------
     Co-op advertising covers all advertising and promotions given to the Company's customers. Customers receive the credit either as a percentage deduction from each invoice being paid or on a case-by-case basis.

     Warranties
     ----------
     The Company provides limited warranties of one year from the date of purchase of its products. No accrual has been made for warranty liabilities because they are not expected to be significant.

     Concentration of Credit Risk
     ----------------------------
     The Company extends credit to its customers and performs ongoing credit evaluations of such customers. The Company does not obtain collateral to secure its accounts receivable. The Company evaluates its accounts receivable on a regular basis for collectibility and provides for an allowance for potential credit losses as deemed necessary.

     All of the Company's revenues are derived from two products in a single product line.

     Two customers accounted for 28% and 20% of the Company's product sales for the year ended December 31, 2002. At December 31, 2002, amounts due from these two customers accounted for 19% and 46% of accounts receivable, respectively. For the period from August 6, 2001 (inception) to December 31, 2001, one customer accounted for 90% of the Company's product sales. At December 31, 2001, amounts due from this customer accounted for 97% of accounts receivable.

     Three suppliers accounted for 16%, 31% and 46% of the Company's cost of sales for the year ended December 31, 2002. As for period from August 6, 2001 (inception) to December 31, 2001, two suppliers accounted for 19% and 35% of the Company's cost of sales.

                              POGO! PRODUCTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Loss per Share
     --------------
     The Company discloses loss per share in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted -average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share are the same.

     Income Taxes
     ------------
     The company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     Advertising Expense
     -------------------
     The Company expenses all advertising costs, including direct response advertising, as they are incurred. Advertising expense for the year ended December 31, 2002 and the period from August 6, 2001 (inception) to December 31, 2001 was $173,999 and $0, respectively.

     Estimates
     ---------
     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                              POGO! PRODUCTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Recently Issued Accounting Pronouncements
     -----------------------------------------
     In April 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting and reporting for derivative instruments and hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for derivative instruments and hedging activities entered into or modified after June 30, 2003, except for certain forward purchase and sale securities. For these forward purchase and sales securities, SFAS No. 149 is effective for both new and existing securities after June 30, 2003. This statement is not applicable to the Company.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS No. 150 will be effective for financial instruments entered into or modified after May 31, 2003 and otherwise will be effective at the beginning of the first interim period beginning after June 15, 2003. This statement is not applicable to the Company.

NOTE 3 - CASH

     The  Company  maintains  cash  deposits  at a bank  located in  California.
     Deposits at each bank are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 2002, the uninsured portions amounted to $179,860. The Company has not experienced any losses in such accounts and believe they are not exposed to any significant credit risk on cash.

NOTE 4 - PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 2002 consisted of the following:

                  Computers                                   $       3,000
                  Equipment                                           7,000
                  Furniture and fixtures                              7,585
                                                              -------------

                                                                     17,585
                  Less accumulated depreciation                       7,177
                                                              -------------

                  Total                                       $      10,408
                                                              =============

                              POGO! PRODUCTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 4 - PROPERTY AND EQUIPMENT (Continued)

     Depreciation expense was $5,410 and $1,767 for the year ended December 31, 2002 and the period from August 6, 2001 (inception) to December 31, 2001, respectively.

NOTE 5 - RESERVE FOR CUSTOMER RETURNS AND ALLOWANCES

     Reserve for customer returns and allowances at December 31, 2002 consisted of the following:


                  Returns                                       $     123,228
                  Price protection                                    122,689
                  Co-op advertising                                    74,141
                                                                -------------

                  Total                                         $     320,058
                                                                =============

NOTE 6 - COMMITMENTS AND CONTINGENCIES

     Leases
     ------
     The Company leases its office facilities and certain equipment under a month-to-month agreement and non-cancelable operating lease agreements, which require monthly payments of $3,214 and expire through September 2004. Future minimum payments under these lease agreements at December 31, 2002 were as follows:

                      12 Months
                        Ending
                     December 31,
                     ------------

                         2003                                   $      32,811
                         2004                                          16,770
                                                                -------------

                     Total                                      $      49,581
                                                                =============

     Rent expense amounted to $34,999 and $12,500 for the year ended December 31, 2002 and the period from August 6, 2001 (inception) to December 31, 2001, respectively.

     Litigation
     ----------
     The Company may become involved in certain legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of these matters will have a material effect on the Company's financial position or results of operations.

                              POGO! PRODUCTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 7 - SHAREHOLDERS' DEFICIT

     Common Stock
     ------------
     During the year ended December 31, 2002, the Company completed the following:

          o    A shareholder contributed capital of $264,042.

          o On November 8, 2002, issued 430,000 shares of stock upon receipt of cash for $72,500.

     During the year ended December 31, 2001, the Company completed the following:

          o On October 18, 2001, the founder received 3,000,000 shares of stock.

          o    A shareholder contributed capital of $234,166.


NOTE 8 - RELATED PARTY TRANSACTIONS

     During the year ended December 31, 2002, the Company purchased $604,951 of inventory from a company that is also a shareholder. At December 31, 2002, the Company had an accounts payable balance due to this related entity of $380,685.

NOTE 9 - INCOME TAXES

     The tax effects of temporary differences that give rise to deferred taxes at December 31, 2002 were as follows:

             Deferred tax assets
                 United States net operating loss carryforwards    $   149,391
                 Reserve for customer returns and allowances           105,351
                 Allowance for doubtful accounts                        10,347
                                                                   -----------

                      Total deferred tax assets                        265,089

             Valuation allowance                                       265,089
                                                                   -----------

                          Net deferred tax assets                  $         -
                                                                   ===========

                              POGO! PRODUCTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002


NOTE 9 - INCOME TAXES (Continued)

     The valuation allowance increased by $199,326 and $65,763 during the year ended December 31, 2002 and the period from August 6, 2001 (inception) to December 31, 2001, respectively. All other deferred tax assets were immaterial. No provision for income taxes for the year ended December 31, 2002 and the period from August 6, 2001 (inception) to December 31, 2001 is required, except for minimum state taxes, since the Company incurred losses during such years. At December 31, 2002, the Company had approximately $395,000 and $395,000 in federal and state net operating loss carryforwards, respectively, attributable to losses incurred since the Company's inception that may be offset against future taxable income through 2012 and 2022, respectively.

     Income tax expense was $800 and $800 for the year ended December 31, 2002 and the period from August 6, 2001 (inception) to December 31, 2001, respectively, and differs from the amounts computed by applying the federal income tax rate of 34% to loss before income taxes as a result of the following:

                                                                    2002    2001
                                                                  ------  ------

           Computed "expected" tax benefit                         34.0%   34.0%
           Increase in income taxes resulting from
               Change in the beginning-of-the-year balance
                    of the valuation allowance for deferred tax
                    assets allocated to income tax expense        (39.2)  (39.7)
           State income taxes                                       5.2     5.7
                                                                  -----   -----

                        Total                                     $   -%  $   -%
                                                                  =====   =====

NOTE 10 - SUBSEQUENT EVENTS

     Common Stock
     ------------

     During the six months ended June 30, 2003, the Company completed the following:

          o In March, April, and May 2003, issued 1,018,000 shares of common stock upon receipt of funds for $244,000.

          o In February 2003, issued 520,000 shares of stock as payment for accounts payable of $260,000.

     Common Stock for Services Rendered
     ----------------------------------

     During the six months ended June 30, 2003, the Company completed the following:

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
                              POGO! PRODUCTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2002




NOTE 10 - SUBSEQUENT EVENTS (Continued)

          o In May 2003, issued 28,576 shares of common stock for services rendered valued at $7,288, which was the fair market value of the services rendered.

          o In May 2003, issued 107,424 shares of common stock valued at $25,712 for services rendered by a third party during the year ended December 31, 2002 and the period from August 6, 2001 (inception) to December 31, 2001.

     Reverse Merger
     --------------

     On June 16, 2003, Northwest Gold, a Wyoming Corporation, entered into a Share Exchange Agreement, whereby it acquired all of the outstanding common stock of Pogo! Products, Inc. ("Pogo") from Pogo's shareholders in exchange for an aggregate of 12,000,000 restricted shares of newly issued common stock, and Pogo became a wholly owned subsidiary of Northwest Gold. As part of the transaction, on or before July 17, 2003, the principal shareholder of Northwest Gold canceled 3,809,794 of the shares in Northwest Gold owned by it in order to establish the number of issued and outstanding common shares of Northwest Gold at 16,000,000 shares (75% owned by the former Pogo shareholders, 25% by the remaining shareholders of Northwest Gold).


     In addition, the former principal shareholder and certain other shareholders of Northwest Gold have executed lock-up agreements covering 3,214,388 shares of Northwest Gold still owned by them (equal to 16.2% of the then outstanding 19,809,794 shares, or 20% of the 16,000,000 shares to be outstanding after the cancellation referred to above), prohibiting sale of any of the locked shares without Northwest Gold's consent until September 12, 2003. As a further part of the Share Exchange Agreement, Northwest Gold has agreed to give these shareholders anti-dilution rights until the first to occur of 180 days after the closing (i.e. December 14, 2003) or that time when their share ownership falls to 688,060 or fewer shares: If within that period of time, Northwest Gold issues shares to anyone without their prior approval, then Northwest Gold will issue them additional shares for no consideration, sufficient to keep their ownership in Northwest Gold at the percentage level they owned prior to a new stock issuance. Finally, on June 28, 2003, Northwest Gold's current officers and directors resigned and were replaced by officers and directors selected by Pogo's management.




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